Exhibit 99.2

Key Messages

Internal and external audiences

Terms of the Transaction

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A definitive merger agreement has been reached under which Michael Dell, Dell’s Founder, Chairman and CEO, in partnership with global technology investment firm Silver Lake, will acquire Dell. Under the terms of the agreement, Dell stockholders will receive $13.65 in cash for each share of Dell common stock they hold in a transaction valued at approximately $24.4 billion.

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The all-cash offer of $13.65 per share represents a premium of 25% over Dell’s closing share price of $10.88 on January 11th, 2013; the last trading day before rumors of a possible going-private transaction were first published; a premium of approximately 35% over Dell’s enterprise value as of January 11th 2013; and a premium of approximately 37% over the average closing share price during the previous 90 calendar days ending January 11th, 2013.

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The Board of Directors of Dell acting on the recommendation of a special committee of independent directors unanimously approved a merger agreement under which Michael Dell and Silver Lake Partners will acquire Dell and take the company private subject to a number of conditions, including a vote of the unaffiliated stockholders. Mr. Dell recused himself from all Board discussions and from the Board vote regarding the transaction.

•	Following completion of the transaction, Mr. Dell will continue to lead the Company as Chairman and CEO and will be the majority owner.

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The transaction will be financed through a combination of cash funded by affiliated investment funds of Silver Lake, the rollover of Mr. Dell’s shares of Dell as well as a further cash investment by him, a cash commitment from an investment fund affiliated with MSDC Management, L.P., a $2 billion loan by Microsoft, rollover of existing debt, as well as debt financing that has been committed by BofA Merrill Lynch, Barclays, Credit Suisse, Royal Bank of Canada, and cash on hand. There is no financing condition.

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The transaction is expected to close before the end of the second quarter of Dell’s FY2014, subject to approval by a majority of the outstanding Dell shares, excluding shares owned by Mr. Dell or other members of Dell’s management or Board of Directors, as well as the satisfaction of customary closing conditions.

•	Dell will continue to be headquartered in Round Rock, Texas.

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For further information regarding all terms and conditions contained in the definitive merger agreement, please see Dell’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Strategic Rationale

•	The independent directors of the board have concluded that the proposed all-cash transaction offers an attractive and immediate premium for stockholders.

•	The prospective buyers believe a strong and competitive portfolio of end-to-end solutions is a key asset and one that our customers value.

•	We fully believe that we can and will achieve our transformation into a leading global, end-to-end solutions provider, but we are best served pursuing this route as a private company.

•	We expect that the proposed private structure will allow us to pursue our transformation and growth:

•	Mr. Dell will be the majority owner and will remain CEO.

•	New debt required for the transaction does not result in a restrictively leveraged capital structure.

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The cost of servicing the debt in the proposed structure over the next three years is projected to be approximately the same or slightly less than Dell’s dividend and share repurchase costs over the past three years.

•	The proposed transaction allows us to continue organic and inorganic investment to pursue our growth and transformation.

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Our End User Computing business continues to be an important element of our strategy. Despite recent contraction in the global PC demand environment with Dell declining 12% in the first three quarters of FY13, we see solid opportunities ahead. End User Computing growth and profitability is critical to our financial and cash flow models, and we will continue to invest in this important business.

•	Dell has deep relationships with millions of customers worldwide, an outstanding and talented team, a business model that delivers strong cash flow, and a globally-recognized brand.

Process

Special Committee’s Oversight through Signing

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The Special Committee and its advisors conducted a disciplined and independent process intended to ensure the best outcome for shareholders. When Mr. Dell approached Dell’s Board with his interest in taking the company private, the Board formed a Special Committee of four independent directors with full authority to consider Mr. Dell’s proposal and to determine whether it was in the best interests of the Company and its stockholders to enter into discussions with him.

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After engaging independent financial and legal advisors J.P. Morgan and Debevoise & Plimpton LLP, the Special Committee, led by Lead Director Alex Mandl and including independent directors Laura Conigliaro, Ken Duberstein and Janet Clark, authorized Mr. Dell to begin discussions with potential financial partners to secure an appropriate offer. At all times, Mr. Dell was required to consider in good faith partnering with any potential buyer that was considering making an offer to acquire the company.

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The Special Committee also engaged a leading management consulting firm to conduct an independent analysis, including strategic alternatives for Dell and opportunities for the company as a public entity, and Evercore Partners was engaged as an additional financial advisor.

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The Special Committee conducted an extensive review of strategic alternatives, before it recommended, and the Board approved, the $13.65 per share proposal from Michael in partnership with Sliver Lake. The terms of the transaction were negotiated by the Special Committee. Mr. Dell recused himself from all Board discussions and from the Board vote regarding the transaction.

Special Committee to Oversee a 45-Day “Go Shop” Process

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As a further protection for stockholders, the Special Committee has negotiated as part of the merger agreement a 45-day “go-shop” period, during which the Special Committee—with the assistance of Evercore Partners—will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals. After the conclusion of that 45-day period, the Special Committee will be permitted to continue discussions and enter into or recommend a transaction with any person or group that submitted a qualifying proposal during the 45-day period.

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There can be no assurance that this go-shop process will result in a superior offer. Dell and the Special Committee currently do not intend to disclose developments with respect to the solicitation process unless and until the Special Committee and the Board have made a decision to terminate or modify the agreement with Mr. Dell and Silver Lake.

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Any bidder who makes a qualifying proposal during the initial go-shop period would be obligated to pay a $180 million (less than 1 percent) termination fee. A competing bidder who did not qualify during the initial go-shop period would be obligated to pay a termination fee of $450 million.

•	Evercore will conduct the go-shop process on behalf of the Special Committee.

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There can be no assurance that this go-shop process will result in a superior offer. Dell and the Special Committee currently do not intend to disclose developments with respect to the solicitation process unless and until the Special Committee and the Board have made a decision to terminate or modify the agreement with Mr. Dell and Silver Lake.

Special Vote Requirement

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In addition to the requirement that the holders of a majority of the Company’s outstanding shares vote in favor of the transaction, which will be sought at a special stockholder meeting, the merger agreement further provides that the transaction must be approved by the holders of a majority of the Company’s outstanding shares, excluding shares held by Mr. Dell and certain members of Dell’s management and Board of Directors.

Valuation

•	The price of $13.65 per share in cash represents:

•	a premium of approximately 25 percent over Dell’s closing share price of $10.88 on Jan. 11th, 2013; the last trading day before rumors of a possible going-private transaction were first published;

•	a premium of approximately 35 percent over Dell’s enterprise value as of January 11th, 2013, and,

•	a premium of approximately 37 percent over the average closing share price during the previous 90 calendar days ending January 11th, 2013.

Mr. Dell Messages

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This transaction is an exciting new chapter for Dell, our customers and team members. We can immediately deliver value to stockholders, while we continue the execution of our long-term strategy and focus on delivering best-in-class solutions to our customers as a private enterprise.

•	Dell has made solid progress executing this strategy over the past four years and we recognize it will take more time, investment and patience to fully implement.

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Under a new, private company structure, we will have the time and flexibility to fully pursue and realize our end-to-end solutions strategy and pursue organic and inorganic investment, without the scrutiny associated with a publicly traded stock, quarterly targets, and other limitations of operating as a public company.

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Dell is a relatively young company and I’m a (relatively) young CEO. I am eager to continue to serve as chairman and CEO, and excited to work with our existing senior leadership team. There is much more we can accomplish together and I am committed to this journey and our long-term strategy.

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I am excited to be partnering with Silver Lake, a world-class investment firm with an outstanding reputation and significant experience in the technology sector, as we pursue the next stage of our evolution.

Silver Lake Messages

•	Silver Lake is grateful for the opportunity to partner with Michael Dell and the talented management team at Dell.

•	Silver Lake will provide long-term support to help Dell innovate, invest for growth and accelerate the company’s transformation strategy.

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As a private company, Dell will be able to focus on its transformation and long-term opportunities without the obligations of public reporting, shareholder expectations, quarterly targets, and other limitations of operating as a public company. Once private, the company will preserve the flexibility needed to facilitate its transformation through internal investments or acquisitions.

•	Silver Lake brings deep expertise in the global technology sector developed through more than a decade of investing in technology and technology-enabled companies around the world.

•	The firm was built around technology specialization—they know all the tech business models, understand the value chain and have an extremely strong global network of contacts.

Microsoft Messages

•	Microsoft has provided a loan that allows Dell to independently execute its long-term strategy.

•	Microsoft’s commitment is a positive catalyst to the long-term success of the ecosystem and innovative partners such as Dell.

•	The investment strengthens a nearly 30 year strategic relationship with Dell.

Customer messages

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Dell will continue to deliver the superior solutions, services and experiences that our customers have come to expect. We are committed to completing this transaction as seamlessly as possible such that our customers are not impacted in any way.

•	We believe this transaction strengthens Dell’s capabilities to bring industry-leading, differentiated, simplified and easy-to-manage solutions to customers worldwide.

•	We believe that ultimately our customers will benefit from our accelerated transformation.

•	Dell has always been focused on delivering a best-in-class customer experience and our top priority is to ensure that customer needs are met.

•	Dell has a strong balance sheet and solid cash flow, an outstanding management team and a globally-recognized brand.

•	Our potential new owners are equally dedicated to winning in the marketplace, offering innovative products and solutions and providing a superior customer experience.

Internal-Only Messages

Team Members

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Until the transaction closes, we remain a publicly-traded company and will continue to report quarterly financial results. Our FY14 business plan remains unchanged and we must continue to execute against it. Our focus remains on serving our customers, providing them a superior experience and the products and solutions to help them do and achieve more.

•	Our brand, purpose and values remain unchanged.

•	You still work for the same company with the same manager in the same building and serve the same customers.

•	The proposed transaction will enable us to accelerate our long-term growth plan and transformation, and maintain our focus on helping customers achieve their goals.

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Many of our most important priorities and initiatives will remain intact and, in some cases accelerate, including: the new Dell business model, our Solution Group structure and our productivity and efficiency program targeting $2 billion in opportunity across the company.

•	Once the transaction closes, Michael Dell will remain chairman and chief executive officer and the leadership team will remain the same.

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Dell will continue to be an employer of choice and a destination for the world’s best talent. We will continue to develop inspiring leaders, champion team members and promote a culture in which team members are encouraged to take risks, feel supported and valued.

•	Dell will continue to offer market competitive compensation, including base salary, bonus and long-term incentive plan.

•	Your base salary remains the same and we will be rolling-out our FY14 merit increases as planned.

•	Your benefits remain the same.

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The annual bonus plan will remain intact and participation levels will remain the same. Once the transaction closes, we will consider whether to make some changes to align our targets more directly with long-term cash flow growth. This will be reviewed after the potential transaction closes, which is expected to be in the second quarter of FY14. In the meantime, our FY14 plans will look very similar to FY13.

Legal Disclaimer

Forward-looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,”

“expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.